FIRST AMENDMENT
to
LEASE BETWEEN

EMERY STATION JOINT VENTURE, LLC (LANDLORD)
And
BIONOVO, INC., AND LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. (TENANT)

EMERYSTATION PROJECT
Emeryville, California

That certain Lease dated July 6, 2005 by and between Emery Station Joint Venture, LLC as Landlord, and BioNovo, Inc. and Lighten Up Enterprises International, Inc., jointly and severally as Tenant, is hereby amended as follows. The Lease, as amended by this First Amendment, shall be referred to as the "Lease". The Effective Date of this First Amendment shall be November 4, 2005.

I. The Rentable Area of the Premises, as determined in Section 1.1(9), is corrected to be 3,226 square feet beginning as of the Commencement Date. All amounts of Rent, including Tenant's share of Operating Expenses and Taxes, shall be adjusted accordingly.

II. This First Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this First Amendment.

III. This First Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the First Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

IV. Except for those terms outlined above, all other terms and conditions of the existing Lease shall apply.

In witness hereof, the parties have executed this First Amendment as of the date noted below.

TENANT:

BioNovo, Inc.

By: [signature]

Print Name: ISAAC COHEN

Its: CEO

LANDLORD:

Emery Station Joint Venture, LLC

By: [signature]

Print Name:

Its:

Lighten Up Enterprises, International, Inc.

By: [signature]

Print Name: ISAAC COHEN

Its: CEO